Exhibit 99.1

Press Contact:
Will Thoretz
+1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:
David Berger
+1 203 517 3104
david.berger@isg-one.com

Information Services Group Announces

Fourth-Quarter 2020 Results

•	Reports fourth-quarter revenues of $66 million, up 8 percent sequentially; adjusted EBITDA of $9 million, up 11 percent sequentially—both exceeding guidance

•	Reports operating income of $4 million; GAAP EPS of $0.03 and adjusted EPS of $0.10

•	Delivers strong quarterly cash flow from operating activities of $7 million; generates record $44 million of cash flow from operating activities for full year

•	Year-end cash balance at $43.7 million, up 15% from Q3 and 2.4X versus prior year

•	Debt balance reduced by 9 percent during 2020

•	Announces ISG NEXT, firm’s new operating model that expands digital and enterprise solutions for clients via new global delivery model; expected to result in margin expansion of 400 bps over next two years

•	Sets first-quarter 2021 guidance: revenues of between $63 million and $65 million and a doubling of adjusted EBITDA to between $7 million and $8 million

STAMFORD, Conn., March 11, 2020 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today reported financial results—highlighted by Americas revenue growth and strong operating cash flow—for the fourth quarter ended December 31, 2020.

“We delivered an excellent operating performance in the fourth quarter, continuing to build on our business momentum,” said Michael P. Connors, chairman and CEO. “With our full range of digital, network and research solutions, subscription software platforms, and a flexible operating model, our business has proven to be very resilient and adaptable in the face of the pandemic.”

Connors pointed to strong sequential revenue growth in the Americas and Europe, along with digital revenues surpassing 50 percent and recurring revenues reaching 33 percent of the firmwide total, as evidence of the firm’s growing momentum. He also noted that ISG remains a go-to partner for all things digital, with the firm serving 722 unique clients in 2020, up 3 percent over the prior year, including 224 that were new to ISG. “The growth in our client base is all the more impressive because it was achieved in a work-from-home selling environment,” Connors said.

Speaking to overall market conditions during 2020, Connors said: “This past year, clients slowed their spending on large-scale digital transformation initiatives, but continued to invest in the digital technologies they needed to survive the pandemic and come out stronger. For instance, we saw growing demand for cloud adoption, networking modernization and workplace of the future technologies to enable work-from-home models and enhance customer experience.”

Connors said ISG expects clients to accelerate their digital transformations coming out of the pandemic. “It will likely start slowly, especially in Europe, then begin to accelerate during the course of the year,” he said.

Commenting on ISG’s current financial position, Connors said: “Thanks to our disciplined operating approach and continued cost containment, our capital position continues to grow stronger. We generated $7 million of cash flow from operations in the fourth quarter and a record $44 million for the year and ended the quarter with $43.7 million of cash—more than double the prior year.”

Fourth-Quarter 2020 Results

Revenues for the fourth quarter were $66.4 million, up 8 percent sequentially against the third quarter, and up 1 percent on a reported basis (down 1 percent in constant currency) compared with the fourth quarter last year. Reimbursable client travel costs and expenses (“T&E”) were down $2.2 million due to the virus, resulting in a negative 340-basis-point impact on reported revenues, while currency positively impacted reported revenues by $1.7 million versus the prior year. Excluding the impact of reimbursable T&E, revenues were up 5 percent versus the prior year.

Reported revenues were $37.8 million in the Americas, up 8 percent versus the third quarter and up 6 percent versus the prior year, excluding the impact of T&E (up 1 percent reported); $23.1 million in Europe, up 10 percent sequentially and up 1 percent versus the prior year, excluding the impact of T&E (flat on a reported basis and down 7 percent in constant currency), and $5.5 million in Asia Pacific, down 4 percent sequentially and up 13 percent versus the prior year, excluding the impact of T&E (up 10 percent on a reported basis and up 5 percent in constant currency).

ISG reported fourth-quarter operating income of $3.5 million, compared with operating income of $5.1 million in the fourth quarter of 2019. Net income for the quarter was $1.4 million and fully diluted income per share was $0.03 compared with $2.1 million and $0.04 in the prior year’s fourth quarter.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the fourth quarter was $4.9 million, or $0.10 per share on a fully diluted basis, compared with adjusted net income of $4.8 million, or $0.10 per share on a fully diluted basis, in the prior year’s fourth quarter.

Fourth-quarter 2020 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $9.2 million, up 11 percent versus the third quarter, and down slightly from $9.6 million in last year’s fourth quarter.

New Operating Model: ISG NEXT

ISG said it has launched a new operating model, ISG NEXT, aimed at extending the firm’s market leadership, enhancing growth opportunities, and driving significant value for all stakeholders.

“Our clients have strongly embraced the Go Digital strategy we set in motion a few years ago, pushing our digital revenues to more than 50 percent of our total,” said Connors. “Under ISG NEXT, we will focus on two primary areas: ISG Digital, focused on developing technology, transformation, sourcing and digital solutions for clients; and ISG Enterprise, helping clients manage change and optimize operations in such areas as finance, HR and Procure2Pay. These two areas are supported by ISG Research, with its deep market analysis and provider evaluations, ISG Events and our software platforms such as ISG GovernX®.”

The goal of ISG NEXT, Connors said, is to “create the next generation of technology and business solutions that will help our clients become more agile, resilient and competitive in the face of rapidly changing business conditions. Our expert ISG advisors will deliver these solutions through an integrated delivery model, called ISG iFlex™, that enables us to rapidly deploy our global resources to solve any client challenge, regardless of geography or time zone.”

Connors said the firm expects ISG NEXT to provide “a step-change in financial performance for ISG, including expanding EBITDA margins by 400 basis points over the next two years versus full year 2020.”

Other Financial and Operating Highlights

ISG’s cash balance totaled $43.7 million at December 31, 2020, up 2.4 times from the firm’s $18.2 million cash balance at December 31, 2019. Cash Provided by Operating Activities was $6.7 million in the fourth quarter, and a record $44.0 million for the full year. ISG paid down $1.1 million of debt during the quarter. As of December 31, 2020, ISG had $78.8 million in debt outstanding, a decrease of 9 percent since December 2019 ($86.9 million).

2021 First-Quarter Revenue and Adjusted EBITDA Guidance

“For the first quarter of 2021, ISG is targeting revenues between $63 million and $65 million and a doubling of adjusted EBITDA, to between $7 million and $8 million, compared with the prior year,” said Connors. “We will continue to monitor the macro-economic environment, including the impact of the coronavirus, and adjust our business as markets dictate.”

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, March 12, 2021, to discuss the company’s fourth-quarter results. The call can be accessed by dialing 1-800-437-2398; or, for international callers, by dialing 001-323-289-6576. The access code is 9590681. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2020 and December 31, 2019. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, severance, integration and other expense, tax indemnity receivable and financing-related costs), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, severance, integration and other expense, financing-related costs, and write-off of deferred financing costs, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs approximately 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Consolidated Statement of Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues	$66,389	$65,501	$249,128	$265,763
Operating expenses
Direct costs and expenses for advisors	38,340	36,543	149,878	153,179
Selling, general and administrative	22,993	22,191	83,785	92,518
Depreciation and amortization	1,555	1,677	6,196	6,708
Operating income	3,501	5,090	9,269	13,358
Interest income	72	61	260	194
Interest expense	(673)	(1,504)	(3,563)	(6,267)
Foreign currency transaction loss	(112)	(118)	(98)	(146)

Income before taxes	2,788	3,529	5,868	7,139
Income tax provision	1,341	1,435	3,113	3,798
Net income	$1,447	$2,094	$2,755	$3,341

Weighted average shares outstanding:
Basic	48,072	47,554	47,717	46,917
Diluted	51,250	48,866	49,972	47,620

Earnings per share:
Basic	$0.03	$0.04	$0.06	$0.07
Diluted	$0.03	$0.04	$0.06	$0.07

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Net income	$1,447	$2,094	$2,755	$3,341
Plus:
Interest expense (net of interest income)	601	1,443	3,303	6,073
Income taxes	1,341	1,435	3,113	3,798
Depreciation and amortization	1,555	1,677	6,196	6,708
Change in contingent consideration	371	-	419	30
Acquisition-related costs	406	-	756	58
Severance, integration and other expense	987	369	2,717	1,740
Tax indemnity receivable	-	-	-	31
Financing-related costs	-	-	92	-
Foreign currency transaction loss	112	118	98	146
Non-cash stock compensation	2,347	2,439	8,891	9,589
Adjusted EBITDA	$9,167	$9,575	$28,340	$31,514

Net income	$1,447	$2,094	$2,755	$3,341
Plus:
Non-cash stock compensation	2,347	2,439	8,891	9,589
Intangible amortization	914	1,002	3,532	4,011
Change in contingent consideration	371	-	419	30
Acquisition-related costs	406	-	756	58
Severance, integration and other expense	987	369	2,717	1,740
Financing-related costs	-	-	92	-
Write-off of deferred financing costs	-	-	167	-
Foreign currency transaction loss	112	118	98	146
Tax effect (1)	(1,644)	(1,257)	(5,335)	(4,984)
Adjusted net income	$4,940	$4,765	$14,092	$13,931

Weighted average shares outstanding:
Basic	48,072	47,554	47,717	46,917
Diluted	51,250	48,866	49,972	47,620

Adjusted earnings per share:
Basic	$0.10	$0.10	$0.30	$0.30
Diluted	$0.10	$0.10	$0.28	$0.29

(1)	Marginal tax rate of 32.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

	Three Months Ended December 31, 2020	Constant currency impact	Three Months Ended December 31, 2020 Adjusted	Three Months Ended December 31, 2019	Constant currency impact	Three Months Ended December 31, 2019 Adjusted
Revenue	$66,389	$(1,889)	$64,500	$65,501	$(158)	$65,343
Operating income	$3,501	$(606)	$2,895	$5,090	$5	$5,095
Adjusted EBITDA	$9,167	$(689)	$8,478	$9,575	$3	$9,578

	Twelve Months Ended December 31, 2020	Constant currency impact	Twelve Months Ended December 31, 2020 Adjusted	Twelve Months Ended December 31, 2019	Constant currency impact	Twelve Months Ended December 31, 2019 Adjusted
Revenue	$249,128	$(2,638)	$246,490	$265,763	$(1,447)	$264,316
Operating income	$9,269	$(964)	$8,305	$13,358	$(28)	$13,330
Adjusted EBITDA	$28,340	$(1,122)	$27,218	$31,514	$(55)	$31,459